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                                                                    EXHIBIT 99.1

                                  CERTIFICATION


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss.1350, as adopted), Dr. Ramon Harel, Chief Executive Officer of Scanvec-Amiable, Ltd.. (the "Company"), and Gerald J. Kochanski, the Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:

1. The Company's quarterly Report on Form 10-QSB for the period ended March 31, 2003 (the "Periodic Report"), to which this Certification is attached as Exhibit 99.1, fully complies with the requirements of Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

A signed original of this written statement required by Section 906 has been provided to Scanvec-Amiable and will be retained by Scanvec-Amiable and furnished to the Securities and Exchange Commission or its staff upon request.



Dated: May 15, 2003                                   Dr. Ramon Harel
                                                      -----------------------
                                                      Chief Executive Officer


                                                      Gerald J. Kochanski
                                                      -----------------------
                                                      Chief Financial Officer


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